UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 15, 2022
ANGION BIOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

51 Charles Lindbergh Boulevard
Uniondale, New York 11553
(Address of principal executive offices, including zip code )
(415) 655-4899
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock	ANGN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 15, 2022, Angion Biomedica Corp. received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market notifying Angion that for the last 30 consecutive business days the bid price of Angion’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq listing rule 5450(a)(1).

The notification received has no immediate effect on the listing of Angion’s common stock on Nasdaq and Angion does not believe the notification will adversely impact its ongoing strategic realignment process, previously announced July 25, 2022. In accordance with listing rule 5810(c)(3)(A), Angion has 180 calendar days, or until June 13, 2023, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of Angion’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days before June 13, 2023.

If Angion’s common stock does not achieve compliance by June 13, 2023, Angion may be eligible for an additional 180-day period to regain compliance if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that Angion will not be able to cure the deficiency, or if Angion does not meet the other listing standards, Nasdaq could provide notice that Angion’s common stock will become subject to delisting. In the event Angion receives notice that its common stock is being delisted, Nasdaq rules permit Angion to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.

Angion currently meets the continued listing requirement for market value of publicly held shares and all other initial listing standards of The Nasdaq Stock Market, with the exception of the bid price requirement. Angion intends to actively monitor the closing bid price of its common stock between now and June 13, 2023, and will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price rule.

Forward Looking Statement

Statements contained in this current report regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this current report regarding any potential impact of the reported Nasdaq notification on the listing of Angion’s common stock, or on its ongoing strategic realignment process. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, Angion’s ability to execute its ongoing strategic realignment and its ability to comply with the other Nasdaq listing rules, among other factors, could cause results to differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Angion undertakes no obligation to update any forward-looking statement in this press release, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGION BIOMEDICA CORP.

	By:	/s/ JAY R. VENKATESAN, M.D.
Date: December 15, 2022		Jay R. Venkatesan, M.D. President and Chief Executive Officer and Director